UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2026

The Brand House Collective, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Kirkland's, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TBHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 17, 2026, The Brand House Collective, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) in connection with the merger transaction (“Merger”) contemplated by the Agreement and Plan of Merger, dated November 24, 2025 (the “Merger Agreement”), by and among the Company, Bed Bath & Beyond, Inc., a Delaware corporation (“Beyond”), and Knight Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of Beyond, to vote on the proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 30, 2026 (the “Proxy Statement”). A total of 22,461,383 shares of the Company’s common stock were entitled to vote at the close of business on January 20, 2026, the record date for the Special Meeting, and approximately 14,594,556 shares of the Company’s common stock issued and outstanding were present at the Special Meeting or represented by proxy at the Special Meeting, representing approximately 65% of those shares entitled to vote, which constituted a quorum.

Each of the proposals upon which the Company’s shareholders voted at the Special Meeting, and the final, certified results reported by the Company’s inspector of elections, Kenneth V. Franke, are set forth below:

1.	The proposal to adopt the Merger Agreement was approved by the affirmative vote of

a.	the holders of a majority of the voting power of the outstanding shares of the Company common stock entitled to vote at the Special Meeting, as set forth below; and

For	Against	Abstentions
14,159,963	421,085	13,508

b.	a majority of the votes cast by Disinterested Shareholders (as defined in the Proxy Statement), as set forth below:

For	Against	Abstentions
5,225,498	421,085	13.508

2.
The proposal to approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement was approved, on an advisory, non-binding basis, by the affirmative vote of a majority of the votes cast entitled to vote thereon, which were present or represented by proxy at the Special Meeting, as set forth below:

For	Against	Abstentions
13,732,664	741,403	120,489

3.
The proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement or to seek a quorum if one was not initially obtained was not called because the proposal to adopt the Merger Agreement was approved. If such proposal had been called, the vote would have been as follows:

For	Against	Abstentions
14,088,906	483,025	22,625

The Merger is expected to close in April 2026, subject to the satisfaction or waiver of the remaining closing conditions required by the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Brand House Collective, Inc.

March 17, 2025	By:	/s/ Michael W. Sheridan
Name: Michael W. Sheridan
Title: Senior Vice President, General Counsel and Corporate Secretary